Exhibit 99.1

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

BRENTWOOD, Tenn. – August 9, 2021 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the second quarter of 2021.

Financial Highlights – Second Quarter 2021

•	Total revenue of $464.6 million

o	CoreCivic Safety revenue of $419.9 million

o	CoreCivic Community revenue of $24.9 million

o	CoreCivic Properties revenue of $19.7 million

•	Diluted earnings per share of $0.13

•	Adjusted diluted EPS of $0.25

•	Normalized FFO per diluted share of $0.46

•	Adjusted EBITDA of $101.7 million

•	Sale of five non-core real estate assets for gross proceeds of $328.7 million

•	Issuance of $450.0 million of Unsecured Senior Notes

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “We had a strong quarter as our business remains resilient and our cash flows are stable. Our Adjusted EBITDA generated in the second quarter of 2021 slightly exceeded Adjusted EBITDA for the same period in the prior year despite the continuing impact of COVID-19. During the quarter we continued to make meaningful progress on our capital allocation strategy to extend debt maturities, reduce overall debt leverage and improve our credit profile through the sale of our non-core real estate assets and our issuance of unsecured bonds in April. We are confident in the stability of our cash flows and believe our capital allocation strategy best positions the company to generate long-term value.”

Second Quarter 2021 Financial Results Compared With Second Quarter 2020

Net income attributable to common stockholders in the second quarter of 2021 totaled $15.6 million, or $0.13 per diluted share, compared with net income attributable to common stockholders generated in the second quarter of 2020 of $22.2 million, or $0.18 per diluted share. Adjusted for special items, net income in the second quarter of 2021 was $31.1 million, or $0.25 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the second quarter of 2020 of $39.6 million, or $0.33 per diluted share. Special items in the second quarter of 2021 included a charge of $52.2 million in expenses associated with debt repayments and refinancing transactions, $2.9 million in asset impairments, $2.6 million in shareholder litigation expense, $0.8 million in expenses associated with COVID-19, and a $38.8 million gain on the sale of non-core real estate assets, net of $4.2 million of income tax benefits for such items. Special items in the second quarter of 2020 included $11.7 million in asset impairments, $8.2 million in expenses associated with COVID-19 (including hero bonuses of $6.3 million to facility staff), $0.3 million of expenses associated with the evaluation of our change in corporate tax structure, and a $2.8 million gain on the sale of non-core real estate assets.

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Second Quarter 2021 Financial Results

EBITDA was $82.1 million in the second quarter of 2021, compared with $83.7 million in the second quarter of 2020. Adjusted EBITDA, which excludes the special items described above, was $101.7 million in the second quarter of 2021, compared with $101.1 million in the second quarter of 2020. Adjusted EBITDA increased from the prior year quarter despite a $3.2 million reduction in facility EBITDA attributable to the operations in the second quarter of 2020 of the 42 properties sold in the fourth quarter of 2020 and the five additional non-core real estate assets sold in the second quarter of 2021.

Funds From Operations (FFO) was $11.4 million, or $0.09 per diluted share, in the second quarter of 2021, compared to $57.4 million, or $0.47 per diluted share, in the second quarter of 2020. Normalized FFO, which excludes the special items described above, was $56.0 million, or $0.46 per diluted share, in the second quarter of 2021, compared with $67.8 million, or $0.56 per diluted share, in the second quarter of 2020. FFO and Normalized FFO were also impacted by our new corporate tax structure.

Adjusted financial results in the second quarter of 2021, compared with the second quarter of 2020, declined primarily because 2021 financial results reflect an income tax provision under our new corporate tax structure effective January 1, 2021, compared with the prior year when we were entitled to a deduction for dividends paid as a real estate investment trust (REIT), which significantly reduced our income tax expense.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Business Development Updates

New Contract Award with Mahoning County at the Northeast Ohio Correctional Center. On May 28, 2021, we entered into a new three-year contract with Mahoning County, Ohio to utilize up to 990 beds at our 2,016-bed Northeast Ohio Correctional Center. Mahoning County is responsible for County inmates and federal detainees, and the County is using the Northeast Ohio facility to address its population needs. The management contract with Mahoning County replaces a contract we had with U.S. Marshals Service (USMS) for up to 992 beds at the Northeast Ohio facility. In addition to providing much needed capacity for Mahoning County, the Company also cares for approximately 800 inmates under a management contract with the state of Ohio at the Northeast Ohio Correctional Center.

Contract Expansion with the State of Montana at the Crossroads Correctional Center. On July 27, 2021, we entered into an amendment to our contract with the state of Montana to utilize all of the capacity at the 664-bed Crossroads Correctional Center, including approximately 96 beds recently vacated by the USMS due to a contract expiration, and to extend the existing contract to June 30, 2023, with additional renewal options by mutual agreement through August 31, 2029.

Second Quarter 2021 Financial Results

Contract Renewal with the State of Hawaii at the Saguaro Correctional Facility. On July 1, 2021, we received a Notice of Award from the State of Hawaii for the rebid of our contract at the 1,896-bed Saguaro Correctional Facility in Eloy, Arizona. We expect to enter into a new three-year contract with Hawaii, and currently care for approximately 1,100 inmates from Hawaii, along with approximately 375 inmates from the state of Idaho, at this facility.

Contract Renewal with ICE at the Elizabeth Detention Center. ICE has notified the Company of its intent to exercise its renewal option to extend our contract at the 300-bed Elizabeth Detention Center through August 31, 2023.

Sale of Five Non-Core Properties for $328.7 Million. On June 29, 2021, the Company announced it had completed the sale of 100% of the membership interests of SSA Baltimore Holdings, LLC, a wholly-owned unrestricted subsidiary of ours and the owner of the approximately 541,000 square-foot Social Security Administration office building in Baltimore, Maryland (SSA-Baltimore). Earlier in the second quarter of 2021, we completed the sale of two additional properties, our approximately 277,000 square-foot office property in Tallahassee, Florida (Capital Commerce Center) and our approximately 217,000 square-foot warehouse property in Dayton, Ohio (NARA-Dayton) in a single transaction.    These three properties were sold for an aggregate gross sales price of $326.0 million. The Company had purchased all three properties in 2018 in separate transactions for an aggregate gross purchase price of $293.6 million. Concurrent with the sale of these three properties, the Company used $194.4 million of the aggregate sales proceeds to fully repay two non-recourse mortgage notes associated with SSA-Baltimore and Capital Commerce Center, including prepayment premiums of an aggregate of $32.5 million. The total outstanding balances of the non-recourse mortgage notes, both of which had interest rates of 4.5%, were $161.9 million in the aggregate on the dates sold. The sale of these three non-core government-leased properties generated net proceeds of nearly $122.5 million after repayment of the non-recourse mortgage notes and other transaction-related costs.

During the second quarter of 2021, we also sold two idled non-core real estate properties located in St. Louis, Missouri and Philadelphia, Pennsylvania, in separate transactions for gross proceeds of $2.7 million, generating net proceeds of $2.5 million after transaction-related costs.

Recent Developments

Balance Sheet and Debt Reduction Update

On April 14, 2021, we completed the offering of $450.0 million aggregate principal amount of 8.25% senior unsecured notes, due April 2026. We used net proceeds from the offering of the new notes of approximately $435.1 million, after deducting the original issuance and underwriting discounts, and estimated offering expenses, to redeem all $250.0 million principal amount of our outstanding 5.0% senior unsecured notes due 2022. We used additional net proceeds from the offering to repay $149.0 million of the $350.0 million principal amount of our outstanding 4.625% senior unsecured notes due 2023 (the 2023 notes) at an aggregate purchase price of $151.2 million in privately negotiated transactions, reducing the outstanding balance of the 2023 notes to $201.0 million.

Second Quarter 2021 Financial Results

On June 21, 2021, we purchased an additional $27.0 million of the 2023 notes at par in a privately negotiated transaction, further reducing the outstanding balance of the 2023 notes to $174.0 million. Following these transactions, the 2023 notes are the Company’s nearest-term unsecured note maturity.

As of June 30, 2021, we had $162.9 million in cash and only $112.0 million drawn on our $800 million revolving credit facility, which matures in April 2023. We have made substantial progress in reducing debt toward our targeted total leverage ratio, or net debt to Adjusted EBITDA, of 2.25x to 2.75x. Using the trailing twelve months ended June 30, 2021, our total leverage ratio was 3.3x, compared with 3.9x using the trailing twelve months ended June 30, 2020. Including repayments of the mortgage notes associated with the sale of non-core assets, we have reduced our net debt balance by almost $550.0 million during the last twelve months.

Termination of Leases by the State of Alabama

In February 2021, we entered into two 30-year lease agreements with the Alabama Department of Corrections (ADOC) for the development of two correctional facilities in Alabama, which was subject to the successful completion of financing we were pursuing on behalf of the state of Alabama. Subsequent to quarter-end, we received notice from the ADOC of its decision to terminate the leases effective August 6, 2021. We continue to engage in discussions with the ADOC regarding our potential involvement in their pursuit of construction and financing of the facilities. As a result of the lease terminations, during the third quarter of 2021, we expect to report asset impairment charges of $4.0 million to $6.0 million for pre-development activities, subject to certain vendor negotiations.

Update on Contracts with the United States Marshals Service.

Pursuant to President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities (the Private Prison EO), the USMS has indicated that it has been advised by the Office of the Deputy Attorney General not to renew existing contracts, or enter into new contracts for private detention facilities. We currently have two remaining contracts with the USMS that expire in 2021.

The USMS has full access to our 600-bed West Tennessee Detention Facility and our 1,033-bed Leavenworth Detention Center under direct contracts with the USMS that expire in September 2021 and December 2021, respectively. We do not yet know if the USMS will relocate the detainees at our West Tennessee and Leavenworth facilities. We continue to work with the USMS to enable it to fulfill its mission, including at the West Tennessee and Leavenworth facilities. However, we can provide no assurance that we will be able to provide a solution that is acceptable to all parties that would be involved in such a solution.

Second Quarter 2021 Financial Results

Financial Guidance

At this time we are not providing 2021 financial guidance because of uncertainties associated with COVID-19, including a resurgence caused by the Delta variant, as well as uncertainties associated with the application of the administration’s various executive actions and policies related to immigration and criminal justice. We do not expect to provide financial guidance until we have further clarity around these uncertainties. Our business is very durable, and continues to generate cash flow even during these unprecedented disruptions to the economy and criminal justice system. This resiliency is due to the essential nature of our facilities and services in our Safety and Community segments, further enhanced by the stability of our Properties segment, all supported by payments from highly rated federal, state, and local government agencies.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the second quarter of 2021. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the third quarter of 2021. Written materials used in the investor presentations will also be available on our website beginning on or about August 30, 2021. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Tuesday, August 10, 2021, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. The live broadcast can also be accessed by dialing 800-353-6461 in the U.S. and Canada, including the confirmation passcode 7244786. An online replay of the call will be archived on our website promptly following the conference call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on August 10, 2021, through 1:00 p.m. central time (2:00 p.m. eastern time) on August 18, 2021. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 7244786.

About CoreCivic

CoreCivic is a diversified government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. CoreCivic provides a broad range of solutions to government partners that serve the public good through corrections and detention management, a network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. CoreCivic is the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and believes it is the largest private owner of real estate used by government agencies in the U.S. CoreCivic has been a flexible and dependable partner for government for more than 35 years. CoreCivic’s employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good.

Second Quarter 2021 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy (including the United States Department of Justice, or DOJ, not renewing contracts as a result of the Private Prison EO) (two agencies of the DOJ, the United States Federal Bureau of Prisons and the USMS utilize our services), legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, and the impact of any changes to immigration reform and sentencing laws (our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (vi) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19; (vii) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention and reentry facilities, including the facilities we operate; (viii) restrictions associated with COVID-19 that disrupt the criminal justice system, along with government policies on prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities; (ix) whether revoking our REIT election, effective January 1, 2021, and our revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits, including facilitating our planned debt reduction initiative and planned return of capital to shareholders; (x) our ability to successfully identify and consummate future development and acquisition opportunities and our ability to successfully integrate the operations of our completed acquisitions and realize projected returns resulting therefrom; (xi) our ability to have met and maintained qualification for taxation as a REIT for the years we elected REIT status; and (xii) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

Second Quarter 2021 Financial Results

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Second Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$162,891	$113,219
Restricted cash	8,864	23,549
Accounts receivable, net of credit loss reserve of $6,777 and $6,103, respectively	282,227	267,705
Prepaid expenses and other current assets	37,267	33,243
Assets held for sale	—	279,406

Total current assets	491,249	717,122
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,602,276 and $1,559,388, respectively	2,318,161	2,350,272
Other real estate assets	223,293	228,243
Goodwill	4,844	5,902
Non-current deferred tax assets	—	11,113
Other assets	386,649	396,663

Total assets	$3,424,196	$3,709,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$284,604	$274,318
Current portion of long-term debt	31,999	39,087

Total current liabilities	316,603	313,405
Long-term debt, net	1,480,293	1,747,664
Deferred revenue	27,336	18,336
Non-current deferred tax liabilities	86,323	—
Other liabilities	203,411	216,468

Total liabilities	2,113,966	2,295,873

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at June 30, 2021, and December 31, 2020, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 120,285 and 119,638 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1,203	1,196
Additional paid-in capital	1,842,395	1,835,494
Accumulated deficit	(556,639)	(446,519)

Total stockholders’ equity	1,286,959	1,390,171
Non-controlling interest – operating partnership	23,271	23,271

Total equity	1,310,230	1,413,442

Total liabilities and equity	$3,424,196	$3,709,315

Second Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
REVENUES:
Safety	$419,880	$424,117	$829,649	$861,882
Community	24,929	26,004	48,587	56,603
Properties	19,732	22,483	40,987	45,162
Other	30	37	66	95

	464,571	472,641	919,289	963,742

EXPENSES:
Operating
Safety	307,280	323,739	612,707	654,476
Community	20,024	22,201	41,124	46,650
Properties	5,668	6,906	11,942	13,860
Other	98	81	181	256

Total operating expenses	333,070	352,927	665,954	715,242
General and administrative	33,228	30,145	62,758	61,424
Depreciation and amortization	34,084	38,619	66,796	76,571
Shareholder litigation expense	2,550	—	54,295	—
Asset impairments	2,866	11,717	4,174	12,253

	405,798	433,408	853,977	865,490
OTHER INCOME (EXPENSE):
Interest expense, net	(23,222)	(20,996)	(41,650)	(43,534)
Expenses associated with debt repayments and refinancing transactions	(52,167)	—	(52,167)	—
Gain on sale of real estate assets, net	38,766	2,818	38,766	2,818
Other income (expense)	(8)	169	(156)	702

INCOME (LOSS) BEFORE INCOME TAXES	22,142	21,224	10,105	58,238
Income tax benefit (expense)	(6,519)	962	(120,050)	(2,814)

NET INCOME (LOSS)	15,623	22,186	(109,945)	55,424
Net income attributable to non-controlling interest	—	—	—	(1,181)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$15,623	$22,186	$(109,945)	$54,243

BASIC EARNINGS (LOSS) PER SHARE	$0.13	$0.19	$(0.92)	$0.45

DILUTED EARNINGS (LOSS) PER SHARE	$0.13	$0.18	$(0.92)	$0.45

Second Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$15,623	$22,186	$(109,945)	$54,243
Non-controlling interest	—	—	—	1,181

Diluted net income (loss) attributable to common stockholders	$15,623	$22,186	$(109,945)	$55,424
Special items:
Expenses associated with debt repayments and refinancing transactions	52,167	—	52,167	—
Expenses associated with mergers and acquisitions	—	—	—	338
Expenses associated with COVID-19	836	8,165	2,434	8,165
Expenses associated with changes in corporate tax structure	—	347	—	347
Income taxes associated with change in corporate tax structure and other special tax items	—	—	114,249	3,085
Gain on sale of real estate assets, net	(38,766)	(2,818)	(38,766)	(2,818)
Shareholder litigation expense	2,550	—	54,295	—
Asset impairments	2,866	11,717	4,174	12,253
Income tax expense (benefit) for special items	(4,185)	—	(18,245)	—

Adjusted net income	$31,091	$39,597	$60,363	$76,794

Weighted average common shares outstanding – basic	120,283	119,630	120,098	119,483
Effect of dilutive securities:
Restricted stock-based awards	434	2	275	25
Non-controlling interest – operating partnership units	1,342	1,342	1,342	1,342

Weighted average shares and assumed conversions – diluted	122,059	120,974	121,715	120,850

Adjusted Earnings Per Diluted Share	$0.25	$0.33	$0.50	$0.63

Second Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$15,623	$22,186	$(109,945)	$55,424
Depreciation and amortization of real estate assets	24,926	28,244	48,685	56,350
Impairment of real estate assets	—	9,750	1,308	10,155
Gain on sale of real estate assets, net	(38,766)	(2,818)	(38,766)	(2,818)
Income tax expense (benefit) for special items	9,641	—	9,291	—

Funds From Operations	$11,424	$57,362	$(89,427)	$119,111
Expenses associated with debt repayments and refinancing transactions	52,167	—	52,167	—
Expenses associated with mergers and acquisitions	—	—	—	338
Expenses associated with COVID-19	836	8,165	2,434	8,165
Expenses associated with changes in corporate tax structure	—	347	—	347
Income taxes associated with change in corporate tax structure and other special tax items	—	—	114,249	3,085
Shareholder litigation expense	2,550	—	54,295	—
Goodwill and other impairments	2,866	1,967	2,866	2,098
Income tax benefit for special items	(13,826)	—	(27,536)	—

Normalized Funds From Operations	$56,017	$67,841	$109,048	$133,144

Funds From Operations Per Diluted Share	$0.09	$0.47	$(0.73)	$0.99

Normalized Funds From Operations Per Diluted Share	$0.46	$0.56	$0.90	$1.10

Second Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$15,623	$22,186	$(109,945)	$55,424
Interest expense	25,843	23,873	46,768	48,428
Depreciation and amortization	34,084	38,619	66,796	76,571
Income tax expense (benefit)	6,519	(962)	120,050	2,814

EBITDA	$82,069	$83,716	$123,669	$183,237
Expenses associated with debt repayments and refinancing transactions	52,167	—	52,167	—
Expenses associated with mergers and acquisitions	—	—	—	338
Expenses associated with COVID-19	836	8,165	2,434	8,165
Expenses associated with changes in corporate tax structure	—	347	—	347
Gain on sale of real estate assets, net	(38,766)	(2,818)	(38,766)	(2,818)
Shareholder litigation expense	2,550	—	54,295	—
Asset impairments	2,866	11,717	4,174	12,253

Adjusted EBITDA	$101,722	$101,127	$197,973	$201,522

Second Quarter 2021 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, M&A activity, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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